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                                                                   EXHIBIT a(11)

                                ING EQUITY TRUST

                    AMENDED ESTABLISHMENT AND DESIGNATION OF
                   SERIES AND CLASSES OF SHARES OF BENEFICIAL
                       INTEREST, PAR VALUE $0.01 PER SHARE

                          EFFECTIVE: SEPTEMBER 2, 2003

The undersigned, being a majority of the Trustees of the ING Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Sections 5.11 and
5.13 of the Amended and Restated Declaration of Trust dated February 25, 2003, as amended (the "Declaration of Trust"), hereby amend the Establishment and Designation of Series and Classes to abolish Class Q shares from ING Principal Protection Fund V, as follows:

      1. Paragraph 1 of the Establishment and Designation of Series and Classes, dated July 16, 2002, is hereby amended as follows:

            "The Fund shall be designated ING Principal Protection Fund V. The Classes thereof shall be designated as follows: ING Principal Protection Fund V Class A, ING Principal Protection Fund V Class B and ING Principal Protection Fund V Class C."

      IN WITNESS WHEREOF, the undersigned have this day signed this Amended Establishment and Designation of Series and Classes.

/s/ Paul S. Doherty
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Paul S. Doherty, as Trustee                  David W.C. Putnam, as Trustee

/s/ J. Michael Earley                        /s/ Blaine E. Rieke
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J. Michael Earley, as Trustee                Blaine E. Rieke, as Trustee

/s/ R. Barbara Gitenstein                    /s/ John G. Turner
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R. Barbara Gitenstein, as Trustee            John G. Turner, as Trustee

/s/ Walter H. May                            /s/ Roger B. Vincent
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Walter H. May, as Trustee                    Roger B. Vincent, as Trustee

/s/ Thomas J. McInerney                      /s/ Richard A. Wedemeyer
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Thomas J. McInerney, as Trustee              Richard A. Wedemeyer, as Trustee

/s/ Jock Patton
-----------------------------------
Jock Patton, as Trustee